Exhibit 10.8

PROMISSORY NOTE

SMALL BUSINESS ADMINISTRATION - PAYCHECK PROTECTION PROGRAM

Borrower(s):	Edison Nation, Inc	Lender:	First Choice Bank
	1 West Broad Street 1004		Main Office
	Bethlehem, PA 18018		17785 Center Court Drive, Suite 750
	4848930060		Cerritos, CA 90703
bvroman@edisonnation.com , hereinafter, the “Borrower(s)”

Principal Amount:	$789,852.00	Date:	April 15, 2020
	(hereinafter, the “Principal Amount”)
Interest Rate:	One Percent (1.00%)	Lender Loan Number:	991136
	(hereinafter, the “Interest Rate”)	SBA Loan Number:	2076397110

Disbursement Instructions (Please mark only one)

[X]	Deposit funds to the following deposit account at First Choice Bank (Borrower to confirm account number): 1001019783

[ ]	Borrower to open a deposit account at Lender. Funds to be deposited into this account (Email PPPdeposit@firstchoicebankca.com and we will assist you in opening a deposit account)

[ ]	Hold for pick up at Lender’s address: 17785 Center Court Drive, Ste. 750, Cerritos, CA 90703

[ ]	Mail to borrower at address above.

1.	PROMISE TO PAY. The party(ies) identified above as “Borrower(s)” (hereinafter, the “Borrower(s)”) promises to pay to First Choice Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount identified above as the “Principal Amount” or so much as may be outstanding, together with interest on the unpaid outstanding principal balance.

2.	INTEREST RATE: Borrower(s) agrees to pay interest on such principal amount at the rate identified above as the “Interest Rate.” Interest on this Note shall be calculated on the basis of a 365-day year for the actual number of days elapsed. All interest payable under this Note is computed using this method.

3.	PAYMENT. Interest on the Loan shall commence accruing as of the date of the first disbursement of the Loan (the “Disbursement Date”), provided, however, that Borrower shall not be required to make any payments of interest and/or principal during the six (6) month period commencing on the Disbursement Date and ending on the sixth anniversary of such date. Thereafter, repayment of principal and interest shall be made in equal monthly installments fully amortized over a term of eighteen (18) months commencing the fifth calendar (5th) day of the seventh (7th) month following the Disbursement Date for a total of eighteen (18) equal payments of principal and interest. Lender will apply each installment payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Each such payment due date shall be a “Due Date.” All payments must be made electronically by ACH or wire transfer. No exceptions will be permitted. All payments must be received by Lender consistent with any written payment instructions provided by Lender. If any payment required to be made under this Note becomes due and payable on a day other than a Business Day, the due date shall be extended to the next Business Day. “Business Day” means any day other than a Saturday, Sunday or a day on which commercial Banks in Los Angeles, California are authorized or required to close.

4.	MATURITY. This Note will mature two years from date of first disbursement of this Loan.

5.	PREPAYMENT. This Note may be prepaid in whole or in part without penalty, by ACH or wire transfer only. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: (a) give Lender written notice; (b) pay all accrued interest; and (C) If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days’ interest from the date lender received the notice, less any interest accrued during the 21 days and paid under clause (b) of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice.

6.	LATE CHARGE. If a payment is 10 days or more late, and only if the Bank agrees, in its reasonable discretion, to accept the payment, instead of declaring an immediate Event of Default, Borrower(s) will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

PROMISSORY NOTE

SMALL BUSINESS ADMINISTRATION - PAYCHECK PROTECTION PROGRAM

7.	DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

a.	Payment Default. Borrower(s) fails to make any payment in good funds by ACH or wire transfer before the tenth (10th) calendar day following any Due Date. IN THIS EVENT, THE LOAN WILL BE IMMEDIATELY DECLARED IN DEFAULT, WITHOUT FURTHER NOTICE TO THE BORROWER(S).

b.	Other Defaults. Borrower(s): (i) fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower(s); (ii) defaults on any other loan with Lender; or (iii) defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note.

c.	False Statements. Any warranty, representation, certification or statement made or furnished to Lender by Borrower(s) or on Borrower(s)’s behalf under this Note, the Application (as hereinafter defined) or any other document or certification provided to Lender in contemporaneously with the application or subsequent hereto and related to the Loan is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

d.	Death or Insolvency. The dissolution or termination of Borrower(s)’s existence as a going business or the death of any partner, the insolvency of Borrower(s), the appointment of a receiver for any part of Borrower(s)’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower(s).

e.	Change in Ownership. The resignation or expulsion of any general partner, shareholder, member or managing member with an ownership interest of twenty-five percent (25%) or more in Borrower(s), or Borrower(s) reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent.

f.	Other Actions. Borrower(s): (i) becomes the subject to a civil or criminal action that Lender believes may materially affect Borrower’s ability to repay this Note; (ii) has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note; or (iii) fails to pay any taxes when due.

There are NO Cure Provisions available under this Note.

8.	LENDER’S RIGHTS. Upon default, Lender: (a) may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and deliver the Note to the SBA as a defaulted loan; (b) collect all amounts owing from any Borrower; and/or (c) file suit and obtain judgment.

9.	ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower(s) does not pay. Borrower(s) will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower(s) also will pay any court costs, in addition to all other sums provided by law.

10.	GOVERNING LAW.

a.	This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.
b.	Notwithstanding the provisions of paragraph 8.a. hereof, if and when the United States Small Business Administration (the “SBA”) is the holder of this Note, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notices, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower(s) may not claim or assert against the SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

11.	CHOICE OF VENUE. If there is a lawsuit, Borrower(s) agrees upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

12.	RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower(s)’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower(s) holds jointly with someone else and all accounts Borrower(s) may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower(s) authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

PROMISSORY NOTE

SMALL BUSINESS ADMINISTRATION - PAYCHECK PROTECTION PROGRAM

13.	CERTIFICATION OF ACCURACY. Borrower(s) certify(ies) under penalty of perjury that all financial documents provided to Lender, which may include income statements, balance sheets, accounts payable and receivable listings, payroll processor records, payroll tax filings, or Form 1099-MISC, or income and expenses from a sole proprietorship, bank records, sufficient to demonstrate the qualifying payroll amount, are the most recent such documents prepared by Borrower(s), that they give a complete and accurate statement of the financial condition of Borrower(s) or otherwise demonstrate Borrower(s)’s eligibility to participate in the Paycheck Protection Program (the “PPP”) of the SBA, as of the dates of such statements, and that no material change has occurred since such time, except as disclosed to Lender in writing. Borrower(s) agree(s) to notify Lender immediately of the extent and character of any material adverse change in Borrower(s)(‘) financial condition. The financial documents shall constitute continuing representations of Borrower(s) and shall be construed by Lender to be continuing statements of the financial condition of Borrower(s) and Borrower(s)’s confirmation of eligibility to participate in the PPP. The financial documents are being given to induce Lender to extend credit and Lender is relying upon such documents. Lender may verify with third parties any information contained in financial documents delivered to Lender, obtain information from others, and ask and answer questions and requests seeking credit experience about the undersigned.

14.	ELIGIBILITY CERTIFICATIONS. In addition, Borrower(s) certify(ies) under penalty of perjury that, as of the date of this Note, that all of the following are true and correct, without qualification as to materiality or prior knowledge:

●	Borrower(s) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, or if Borrower(s) is a natural person, then Borrower(s) is a natural person of the full age of majority in the state of such party’s residence and has full power and authority to execute and deliver this Note and to incur and perform the obligations provided for therein. The execution, delivery and performance by Borrower(s) of this Note and the performance and consummation of the transactions contemplated hereby (i) are within the corporate power and authority of such Borrower(s); (ii) have been duly authorized by all necessary corporate actions on the part of such Borrower(s); (iii) have been, or will be, duly executed and delivered by such Borrower(s) and constitutes, or will constitute, a legal, valid and binding obligation of such Borrower(s), enforceable against such Borrower(s) in accordance with its terms; and (iv) has not, do not and will not violate any charter document applicable to such Borrower(s). No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity or other person (including, without limitation, the manages, members and/or shareholders of any person) is required to be obtained or made by such Borrower(s) in connection with the execution and delivery of this Note and the performance and consummation of the transactions contemplated hereby.
●	Borrower(s) has read the statements included in this Note, the Paycheck Protection Program - Borrower(s) Application Form completed by Borrower(s) in connection with this Loan (the “Application”), the Authorization (as hereinafter defined) and the Statements Required by Law and Executive Orders, and understands them.
●	Borrower(s)is eligible to receive a loan under the rules in effect at the time the Application was submitted that have been issued by the Small Business Administration implementing the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) (as may amended from time to time, the “Paycheck Protection Program Rule”).
●	Borrower(s) (1) is an independent contractor, eligible self-employed individual, or sole proprietor or (2) employs no more than the greater of 500 or employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for Borrower(s)’s industry.
●	Borrower(s) is not engaged in any activity that is illegal under federal, state or local law.
●	Any loan received by Borrower(s) under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule.
●	Borrower(s) was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on Form(s) 1099-MISC.
●	Current economic uncertainty makes this loan request necessary to support the ongoing operations of Borrower(s).
●	The funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule;
●	Borrower(s) understands that if the funds are knowingly used for unauthorized purposes, the federal government may hold Borrower(s) legally liable, such as for charges of fraud.
●	Borrower(s) understands that loan forgiveness will be provided for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the forgiven amount may be for non-payroll costs. Borrower(s) agrees to provide Bank supporting documentation, including cancelled checks, for funds distributed from the deposit account where loan proceeds will be deposited.
●	Borrower(s) understands, acknowledges and agrees that the occurrence of any Default or Event of Default under this Agreement carries serious consequences as may be imposed by Lender, the SBA and/or any other federal agency, including but not limited to impairing Borrower’s ability to access future capital and lending programs or otherwise have an adverse impact on Borrower’s ability to borrow in the future.
●	Borrower(s) understands that Lender makes no representation to Borrower(s).

PROMISSORY NOTE

SMALL BUSINESS ADMINISTRATION - PAYCHECK PROTECTION PROGRAM

●	Borrower(s) understands, acknowledges and agrees that the Note is non-recourse, and neither Lender nor the SBA shall have any recourse against any individual shareholder, member or partner of Borrower for non-payment of the loan, except to the extent that such shareholder, member or partner uses the loan proceeds for an unauthorized purpose.
●	All information provided in the Application and/or otherwise provided to Lender in connection with this Loan and the information provided in all supporting documents and forms is true and accurate in all material respects. Borrower(s) understands that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.
●	Borrower(s) understands, acknowledges and agrees, that the Loan evidenced by this Note is being made to Borrower(s) pursuant to a specific authorization from the SBA (the “Authorization”) based upon the information Borrower(s) has provided in the Application and the certifications of Borrower(s) provided in connection therewith. Borrower(s) (a) certifies and confirms that it has received a copy of the Authorization; (b) acknowledges that if Borrower(s) defaults on the loan, the SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery on the loan (to the extent any balance remains after loan forgiveness); (c) will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrower’s financial or business condition; and (d) will not, without Lender’s consent, change its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

15.	ONGOING COVENANTS AND AGREEMENTS. For so long as any amounts due hereunder remain outstanding or any other obligation of Borrower(s) arising hereunder remains unsatisfied, then Borrower(s) covenants and agrees as follows:

●	Borrower(s) acknowledges and agrees that Lender can share any tax information that Borrower(s) has provided with SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.
●	Borrower(s) will comply, whenever applicable, with the civil rights and other limitations in the Application.
●	All SBA loan proceeds will be used only for business-related purposes as specified in, and consistent with, the Paycheck Protection Program Rule.
●	To the extent feasible, Borrower(s) will purchase only American-made equipment and products.
●	During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower(s) has not and will not receive another loan under the Paycheck Protection Program.
●	Borrower(s) will provide to Lender documentation verifying the number of full-time equivalent employees on Borrower(s)’s payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight-week period following this loan and will provide written certification, under penalty of perjury, to such verification and calculations.

16.	SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower(s), and upon Borrower(s)’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

17.	FURTHER ASSURANCES. Borrower will furnish or cause to be furnished to the Lender all instruments, documents, certificates, reports and agreements and each and every other document and instrument required to be furnished by the terms of this Note, the Application or any other document executed by Borrower(s) in favor of lender in connection herewith all at the Borrower’s expense.

18.	ERRORS AND OMMISSIONS. Borrower(s) for and in consideration of the above-referenced Lender funding the closing of this Loan agrees, if requested by Lender, to fully cooperate and adjust for clerical errors, any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to sell, convey, seek guaranty or market said loan to any entity, including but not limited to an investor and the SBA. Borrower does hereby so agree and covenant in order to assure that this loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale or conveyance by Lender of its interest in and to said loan documentation.

19.	COUNTERPARTS. This Note may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Note, and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called PDF format shall be legal and binding and shall have the same full force and effect as if a paper original of this Note had been delivered and been signed using a handwritten signature. Each of Borrower(s) and Lender (i) agree that an electronic signature, whether digital or encrypted, of a party to this Note is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Note based on the foregoing forms of signature. If this Note has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act (“E-SIGN”), and Uniform Electronic Transactions Act (“UETA”), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

PROMISSORY NOTE

SMALL BUSINESS ADMINISTRATION - PAYCHECK PROTECTION PROGRAM

20.	INDEMNIFICATION. Borrower(s) shall indemnify the Lender against all losses, liabilities, damages, costs and expenses which the Lender may reasonably incur as a consequence of any Event of Default or any breach by Borrower(s) of any of its obligations under this Note or otherwise in connection with this Note (including any interest or fees incurred in funding any unpaid sum). Borrower(s) shall from time to time forthwith on demand pay to or reimburse Lender for all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by it in exercising any of its rights or powers under this Note or in suing for or seeking to recover any sums due under this Note or otherwise preserving or enforcing its rights under this Note or in defending any claims brought against it in respect of this Note.

21.	GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower(s) and any other person who signs or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as make accommodation maker or endorser, shall be released from liability. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

Edison Nation, Inc

By:
Christopher B Ferguson, CEO- AUTHORIZED REPRESENTATIVE OF BORROWER*
* “Authorized Representative of Borrower” means that the signer is representing to the Lender and to the U.S. Government that the signer is fully authorized to make the certifications and representations, including with respect to the Borrower and each owner of 20% or more of the Borrower’s equity, contained in this Note and/or in the Application.

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